Exhibit 10.11

                          SOFTWARE PURCHASE AGREEMENT

This Agreement made as of August 19, 1998, by and between QUEST NET Corp., a Colorado Corporation, 2740 E Oakland Park Boulevard, Suite 206, Fort Lauderdale, Florida 33306 ("QUEST NET"), and Secure Transaction International Corp., a Florida Corporation, 265 South Federal Highway, Suite 335, Deerfield Beach Florida 33441 ("STIC").

                               W I T N E S E T H:

                                    RECITALS

         WHEREAS, QUEST NET has created software for the encryption of on-line credit card processing, on-line casino transactions, on-line stock brokerage transactions and encrypted financial transaction, as more fully described on Exhibit A hereto and incorporated herein (the "Software"); and

         WHEREAS, QUEST NET represents that it owns the exclusive rights, title and interest in and to the Software and that QUEST NET has the exclusive legal right to manufacture, sell and distribute the Software, either individually or through others;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       PURCHASE AND SALE.

         (a) Except as set forth in Section 1 (c) below, QUEST NET hereby sells, assigns and transfers all rights, title, and interest to the Software and all world rights related to the Software, including the right to publish same to STIC. QUEST NET shall also provide "object" files and executable files, together with example input and output of the program. The Software shall be accompanied by a complete manual, which manual shall be sufficient to enable a user who is untrained in the program to operate the program in its intended fashion. For the purpose of the copyright code, STIC shall be considered the author and QUEST
NET shall execute any and all documents necessary to effectuate same. For the purpose of this Agreement, the term "Software" shall also include the source code, programming code, "object" files and executable files, example input and output of the program and manuals.

         (b) As a condition of the sale and in consideration of the Royalty payment set forth below, QUEST NET hereby agrees to update the software, on an "as needed basis" to avoid market obsolescence (the "Updates").

         (c) STIC hereby acknowledges that QUEST NET is not the original owner of the Software and that prior commercial sales of the software have taken place. These sales encompassed the use of the Software only and did not include the source code or any other rights title or interest in the Software.

2. CONSIDERATION. For and in consideration of the sale of the Software, the Updates, and the rights contained herein, QUEST NET shall receive the following:

         (a) 50,000 shares of STIC's Series A Preferred Non-Voting Stock, $10.00 per share face value (the "Preferred Stock"), for an aggregate dollar amount of US $500,000. The rights and preferences of the Preferred Stock are more fully described in Exhibit "B" hereto and incorporated herein. The delivery of the Preferred certificates will take place within fifteen (15) business days or less from the delivery of the Software (the "Delivery Date").

         The Preferred Stock shall be convertible, on a quarterly basis, at the rate of 12,500 shares per quarter (the "Convertible Shares"), into shares of STIC's common stock. For the purpose of this Agreement, the term "Quarter" or "Quarterly Basis" shall mean that period of time beginning on the date the Software is first commercially used and ending each three month period thereafter. QUEST NET shall advise STIC, in writing, by the 30th day of the last month of each quarter, of its intent to convert the Convertible Shares and STIC shall have 15 days from the receipt of the notice of conversion to redeem the Convertible Shares at a redemption price of $10.00 per share. If STIC does not redeem the Convertible Shares within such 15 day period, QUEST NET shall have the right to convert the Convertible Shares, at a conversion rate equal to (i) the average 5 day bid price (as of the date of conversion) of STIC's common stock, if the Company is publicly traded, or at the book value per share of the Common Stock, if the common stock is not publicly traded.

         In addition to the redemption right provided above, STIC shall have the right to call the Preferred Stock not converted, in whole or in part, at any time.

(b) A royalty fee of 2% of the gross sales generated by the use of the Software (the "Royalty").

         Royalty payments for Software use shall be made in U.S. currency by STIC on the 15th day after the end of each month for usage paid and cleared during the preceding month. In the event that STIC issues a credit, voids the sale of, or returns the payment for Software usage or STIC is unable to collect payment for usage, any Royalty paid to QUEST NET for such Software will be deducted from QUEST NET's next Royalty payment. In the event that QUEST NET is not due a Royalty payment, QUEST NET hereby agrees to remit to STIC the Royalty paid for uncollected, void or credited usage within 30 days from the date of notice from STIC.


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

3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS

(a) QUEST NET represents and warrants that it has the right to sell, transfer, and convey the Software, including but not limited to the programming code and manuals to STIC. QUEST NET also represents and warrants that the Software does not infringe upon any copyright, patent or other right held by others and that the sale and transfer of the Software and all rights, title and interest thereto does not breach or violate any understanding or agreement which QUEST NET is a party to or by which it is bound.

         QUEST NET shall indemnify and hold harmless STIC, its officers, directors, employees, customers or agents (collectively referred to in this Paragraph 3(b) as "STIC") for damages or expenses resulting from any claim, suit or proceeding brought against STIC, arising from the marketing, sale or distribution of the Software with regard to the issues of product liability and infringements of any intellectual property or ownership rights, patents or copyrights. STIC agrees that QUEST NET has the right to defend, or at its option to settle, and QUEST NET agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against STIC with regard to the issue of product liability and infringements of any intellectual property or ownership rights, patents or copyrights. QUEST NET agrees to pay any costs of litigation, investigation or defense incurred by STIC, including reasonable attorney fees, and final judgement, entered against STIC on such issue in any such suit or proceeding. QUEST NET shall be relieved of the foregoing obligations unless STIC notifies QUEST NET in writing, within ten business days of receipt of notification of such suit, claim or proceeding, and gives QUEST NET authority to proceed as contemplated herein.

(b) QUEST NET warrants that the code is workmanlike and has been properly tested in keeping with good software design practice and that the Software will perform as contemplated herein. In the event that the Software does not perform, STIC, at its sole option, may require QUEST NET to rewrite the program until the Software does perform or, in the event that the rewritten Software does not perform, may terminate this Agreement, and cancel the Preferred Shares and cancel any common stock issued upon conversion of the Preferred Stock. In the event that this Agreement is terminated and STIC has redeemed any of the Preferred Shares, QUEST NET will repay the redemption price to STIC within 30 days of such termination.

4. COMPETITION. During the period of time that Royalties are being paid to QUEST NET pursuant to this Agreement, QUEST NET shall not contract with or perform services for any competitor to STIC.


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

5. RELATIONSHIP OF PARTIES. Except as set forth herein, neither party shall have any right or authority to create any obligation on the part of the other party or bind the other party to any agreement.

6. INVESTMENT REPRESENTATION. QUEST NET hereby acknowledges that the Preferred Shares and the shares underlying the Preferred Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities statute. The Preferred Shares and the shares underlying the Preferred Shares are being acquired by QUEST NET for its own account, for investment purposes only, and not with a view to any distribution thereof. QUEST NET agrees that no transfer or other disposition of the Preferred Shares or the shares underlying the Preferred Shares or any interest therein will be made in violation of the Securities Act or any state securities statute. QUEST NET will execute an Investment Letter to this effect.

7. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered by U.S. Certified Mail, return receipt requested, or by special messenger service with receipt (such as Federal Express), by facsimile delivery or by hand, to the parties at the addresses set forth above or such substitute address of which notice is given in like manner.

The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

8. GOVERNING LAW, VENUE AND ARBITRATION. This Agreement shall be deemed to be executed in the State of Florida and governed by the laws of the State of Florida. Any controversy or claim arising out of or relating to this Agreement or to the interpretation, breach or enforcement thereof, except a claim for injunctive relief, shall be submitted to an arbitrator and settled by arbitration in Broward County Florida in accordance with the rules then obtaining of the American Arbitration Association. Any award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgement may be entered thereon in any court having jurisdiction thereof. Nothing contained herein shall serve to prohibit the parties from seeking injunctive relief in a court of competent jurisdiction.

9. SEVERABILITY CLAUSE. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.


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

10. SUCCESSORS. Subject to the provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12. WAIVER AND AMENDMENT. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature, provided however that original signatures must be provided within ten days from the date of signing.

14. ATTORNEY FEES AND COSTS. In the event any action is commenced, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

15. ASSIGNMENT. This Agreement may be assigned in whole or in part by STIC to any wholly owned subsidiary. No other assignment will be permitted by either party without the other party prior written consent, which shall not be unreasonably withheld.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements regarding the same subject matter.


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.




In the presence of:                    Secure Transaction International
                                       Corporation



/s/ [ILLEGIBLE]                        BY: /s/ J. Forest Tytler
-------------------------              --------------------------
                                           J. Forest Tytler,
                                           Chairman





                                       QUEST NET International, Inc.



                                       BY: /s/ Camilo Pereira
-------------------------                  -------------------------
                                           Camilo Pereira,
                                           President




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

                                    EXHIBIT A
                             DESCRIPTION OF SOFTWARE


The Software is a secure, encrypted (at 128 bits) credit card processing program that can be used in connection with online purchase transactions, online casino transactions, online banking transactions, and online stock brokerage transactions.



The Software will provide the following functions:

Secure Credit Card Machine
1.       Process forms.
2.       Send information to Visual Basic SQL Query Server.
3. Send transaction id and authorization to sites telling them authorization code and/or user name, password and time limit.
4.       Deal with Web 900 and other external verification programs.


Pay per View Services
1. This can be any machine giving out the data after the credit card has been authorized.
2. Checks with the Visual Basic SQL Query Server to determine how much credit is remaining on user's account.


Internal PC's
1.       Queries SQ: database through Visual Basic SQL Query Server.
2.       Adds updates/deletes customer information from databases.


Visual Basic SQL Ouery Server
1. Uses IC Verify and other programs to verify credit cards and other financial information.
2.       Query, add, and delete information in the three databases.
3. Waits for client connection and verifies IP address and other information.
4.       Performs the actual queries.
5.       Returns output information to the client's application.


IC Verify Authorization Tools
1.       Authorizes credit cards.
2.       Authorizes checks


Microsoft SQL Databases
1.       Stores all the data
2.       Backup databases to tape archive periodically.


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

                                    EXHIBIT B
                   Description of Series "A" Preferred Stock


The Series A Preferred Stock of STIC was properly authorized by the STIC's Board of Directors and was filed with Secretary of State. The shares initially have a designated face value of ten dollars ($10) per share. Fifty million (50,000,000) shares of Preferred Stock have been authorized, 20,000,000 of which were designated as Series A, 50,000 of which were reserved for issuance as consideration for this transactions with QUEST NET. The Series A Preferred shares have never traded in the market and have never been registered as a part of any registration statement filed by STIC with the Securities and Exchange Commission. The value of the shares was arbitrarily determined by STIC's Board of Directors after taking into consideration, among other things, the features of the Series A Preferred Stock and the prospects for the company's success in connection with projects acquired with Series A Preferred Stock.



The features of the preferred stock to be issued hereunder are:


1.       $10.00 face value per share.

2.       Non-Voting

3. STIC has the right to redeem at any time, any and all Preferred Shares by payment of the face value thereof.

4. The Preferred Shares shall be convertible, at a conversion rate equal to (i) the average 5 day bid price (as of the date of conversion) of STIC's common stock, if the Company is publicly traded, or at the book value per share of the Common Stock, if the common stock is not publicly traded.


THE PREFERRED SHARES AND THE SHARES UNDERLYING THE PREFERRED SHARES ARE NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES STATUTE. THE PREFERRED SHARES AND THE SHARE UNDERLYING THE PREFERRED SHARES ARE BEING ACQUIRED BY QUEST NET FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TO ANY DISTRIBUTION THEREOF. QUEST NET AGREES THAT NO TRANSFER OR OTHER DISPOSITION OF THE PREFERRED SHARES OR THE SHARES UNDERLYING THE PREFERRED SHARES OR ANY INTEREST


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

THEREIN WILL BE MADE IN VIOLATION OF THE SECURITIES ACT OR ANY STATE SECURITIES STATUTE. QUEST NET WILL EXECUTE AN INVESTMENT LETTER TO THIS EFFECT.


FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. SUCH WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SHOWN HEREIN INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF SENDING A LETTER, AN INVESTOR SHOULD SEND IT BY CERTIFIED MAIL. RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND TO EVIDENCE THE TIME WHEN IT IS MAILED. ANY ORAL REQUESTS FOR RESCISSION SHOULD BE ACCOMPANIED BY A REQUEST FOR WRITTEN CONFIRMATION THE ORAL REQUEST WAS RECEIVED ON A TIMELY BASIS.


AS REQUIRED BY SECTION 517.061(11)(A)3 FLORIDA STATUTES, AND RULE
3E-500.05(5)(A) PROMULGATED THEREUNDER, YOU OR YOUR REPRESENTATIVES MAY HAVE, AT THE OFFICES OF THE COMPANY AT ANY REASONABLE HOUR, AFTER REASONABLE PRIOR NOTICE, ACCESS TO THE MATERIALS SET FORTH IN THE RULE WHICH THE COMPANY CAN OBTAIN WITHOUT UNREASONABLE EFFORT OR EXPENSE.




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